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                                                                       EXHIBIT 5

                                                                  (614) 464-6400

                                November 30, 1999

Board of Directors
Symix Systems, Inc.
2800 Corporate Exchange Drive
Suite 400
Columbus, Ohio 43231

Gentlemen:

                   We are familiar with the proceedings taken and proposed to be taken by Symix Systems, Inc., an Ohio corporation (the "Company"), in connection with the Symix System, Inc. 1999 Non-Qualified Stock Option Plan for Key Employees (the "Plan"), the granting of options to purchase common shares of the Company (the "Shares") pursuant to the Plan, and the sale of the Shares upon exercise of options under the Plan.

                  We have collaborated in the preparation of the registration statement on Form S-8 ("Registration Statement") to be filed by the Company with the Securities and Exchange Commission for the purpose of registering under the Securities Act of 1933, as amended, the 600,000 Shares to be issued pursuant to the Plan. In connection therewith, we have examined, among other things, such records and documents as we have deemed necessary to express the opinion hereinafter set forth.

                 Based on the foregoing, we are of the opinion that when the 600,000 Shares have been delivered by the Company upon the exercise of options under the Plan against the payment of the purchase price therefor, as specified in the Registration Statement when it shall become effective, said Shares will be validly issued, fully paid and nonassessable, assuming compliance with applicable federal and state securities laws.

                  We consent to the filing of this opinion as an exhibit to the aforementioned Registration Statement and to the reference to us in the Prospectus included therein.

                                         Very truly yours,

                                         VORYS, SATER, SEYMOUR AND PEASE LLP


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